UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2025

The Beauty Health Company
(Exact name of registrant as specified in its charter)

Delaware	001-39565	85-1908962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2165 Spring Street
Long Beach, CA
(Address of principal executive offices)

90806
(Zip Code)
(800) 603-4996
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SKIN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2025, the Board of Directors (the "Board") of The Beauty Health Company (the "Company") appointed Pedro Malha, age 53, as President and Chief Executive Officer of the Company (the "CEO"), effective October 1, 2025 (the "Effective Date"). At the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board also appointed Mr. Malha to the Board, effective as of October 1, 2025, to serve until the Company's 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Mr. Malha will replace Marla Beck, who will step down from the role of Chief Executive Officer, President and director of the Company, effective as of September 30, 2025. Ms. Beck will remain with the Company in an advisory role until no later than December 31, 2025.

Prior to his appointment, Mr. Malha served as Worldwide Division President and Corporate Officer of Abbott Laboratories, a publicly-traded global healthcare company listed on the New York Stock Exchange, from September 2021 to September 2025. Before rejoining Abbott Laboratories, Mr. Malha served as Worldwide Group President and Division President at Zimmer Biomet Holdings, Inc., a publicly-traded global medical device company listed on the New York Stock Exchange, where he led global operations across multiple business units from May 2017 to September 2021. From 2008 to 2016, Mr. Malha held several senior leadership roles at Abbott Laboratories, including Divisional Vice President, overseeing commercial organizations and strategic functions across the Americas and EMEA regions. Prior to Mr. Malha's original tenure with Abbott Laboratories, he spent six years at Johnson & Johnson, a publicly-traded global healthcare company listed on the New York Stock Exchange, where he held positions of increasing responsibility within its European operations. Mr. Malha holds a Master of Business Administration from Boston University and a Bachelor of Science from Bentley University. The Company believes that Mr. Malha is qualified to serve on the Board due to his experience with healthcare devices and consumables and leading various divisions of publicly traded healthcare companies.

There are no arrangements or understandings between Mr. Malha and any other person pursuant to which Mr. Malha was appointed to serve as the CEO of the Company. There are no family relationships between Mr. Malha and any of the Company's directors or executive officers. Mr. Malha has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Malha Employment Agreement

In connection with his appointment as President, CEO and director, the Company and HydraFacial LLC entered into an employment agreement with Mr. Malha, which will become effective as of the Effective Date (the “Employment Agreement”), pursuant to which Mr. Malha will receive (i) a base salary of $800,000.00 per year (pro-rated for any partial year of employment) payable in substantially equal biweekly installments pursuant to the Company's standard payroll practices, (ii) a one-time cash bonus in an amount equal to $450,000 in a single lump sum amount within fourteen (14) days following the Effective Date, which shall be repaid to the Company if Mr. Malha resigns without Good Reason (as defined in the Employment Agreement) or if Mr. Malha is terminated by the Company for Cause (as defined in the Employment Agreement), in either case, within twelve (12) months following the Effective Date, (iii) an annual cash performance bonus targeted at 125% of Mr. Malha’s base salary, which shall be based upon achievement of specified levels of performance goals set by the Board or the Compensation Committee of the Board (the "Compensation Committee") at their discretion and in consultation with Mr. Malha, at the beginning of the applicable fiscal year, (iv) within ten (10) business days following the Effective Date, subject to approval of the Board, a one-time long-term incentive initial equity grant award of $2,556,000, which shall be awarded (a) 75% ($1,917,000) in restricted stock units (the "Initial RSUs") in the Company’s Class A Common Stock ("Common Stock"), par value $0.0001 per share, where the Initial RSUs will vest in three equal annual installments on each of the first, second, and third anniversaries respectively on the grant date of such Initial RSUs, and (b) 25% ($639,000) in performance share units (the "Initial PSUs") in Common Stock, where the Initial PSUs shall be subject to the terms and conditions (including vesting conditions) of the Company’s 2021 Incentive Award Plan, as amended and/or restated from time to time (or any successor thereto) (the "Incentive Plan"), and (v) within ten (10) business days following the Effective Date, a one-time equity grant award for fiscal year 2025 of $2,000,000, which grant shall be awarded (a) 75% ($1,500,000) in restricted stock units in Common Stock (the "2025 Annual RSUs"), where the 2025 Annual RSUs will vest in three equal annual installments on each of the first, second, and third anniversaries respectively on the grant date of such 2025 Annual RSUs, and (b) 25% ($500,000) in performance share units in Common Stock (the "2025 Annual PSUs"), where the 2025 Annual PSUs shall be subject to the terms and conditions (including vesting conditions) of the Incentive Plan.

Mr. Malha will also be eligible for (i) one or more grants of long-term incentive awards having a grant-date value determined by the Board or Compensation Committee, while the 2026 long-term incentive award is expected to have a target grant-date value of approximately $4,000,000, subject to the Compensation Committee's sole discretion based upon the Compensation Committee's review of market trends, internal considerations and performance, (ii) reimbursement for legal expenses incurred in connection with the Employment Agreement in an amount not to exceed $20,000, and (iii) reimbursement for reasonable business expenses incurred by Mr. Malha in performing his services as President, CEO and director.

In addition, Mr. Malha will be entitled to all benefits available to other senior executives of the Company, including without limitation: health, dental, vision coverage, short and long-term disability, and life insurance, subject to the terms and conditions of such plans and programs.

The Employment Agreement provides that, in the event that any payment or benefit received or to be received by Mr. Malha (all such payments and benefits being hereinafter referred to as the "Total Payments") would be subject (in whole or part) to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in any other plan, arrangement or agreement, then such remaining Total Payments shall be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which Mr. Malha would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).

In addition, pursuant to the Employment Agreement, Mr. Malha agrees to be bound by certain confidentiality, non-compete, and non-solicitation covenants contained therein. The Employment Agreement contemplates at-will employment, which may be terminated by Mr. Malha or the Company at any time, provided, however, that if Mr. Malha elects to terminate the Employment Agreement without Good Reason (as defined in the Employment Agreement), Mr. Malha must provide the Board with sixty (60) days' written notice. Mr. Malha is also entitled to certain payments and benefits upon his, or the Company's, termination of his employment. If the Company terminates Mr. Malha's employment without Cause (as defined in the Employment Agreement) (or if Mr. Malha resigns for Good Reason) outside of the Change in Control (as defined in the Employment Agreement) protection period, subject to a release of claims, Mr. Malha is entitled to: (i) a prorated annual bonus for the year of termination (timing consistent with the Employment Agreement), (ii) 18 months of base-salary severance paid over 18 months, and (iii) up to 18 months of Company-subsidized COBRA healthcare coverage (or cash equivalent, if applicable), in each case subject to the terms of the Employment Agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the "Current Report") and incorporated herein by reference.

In connection with his appointment, the Company also entered into its standard form of indemnification agreement with Mr. Malha, which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Beck Severance and Separation Agreement

The Company intends to enter into a separation agreement with Ms. Beck as soon as practicable in connection with her separation that will document any applicable payments or benefits to be provided to her in respect of such separation, and the Company will file any such agreement as an exhibit to an amendment to this Current Report.

Item 7.01. Regulation FD Disclosure.

On September 30, 2025, the Company issued a press release announcing Mr. Malha's appointment as President, CEO and director of the Company, a copy of which is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in Item 7.01 of this Current Report and Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with Pedro Malha, dated September 29, 2025
10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.13 to the Company's Current Report on Form 8-K filed on May 10, 2021)
99.1	Press Release, dated September 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2025	The Beauty Health Company

	By:	/s/ Michael Monahan
	Name:	Michael Monahan
	Title:	Chief Financial Officer